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                                                                     Exhibit 3.1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               WGL HOLDINGS, INC.


                  WGL HOLDINGS, INC., a corporation duly incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 13, 1997 (the "Corporation"), desiring to integrate into a single instrument all the provisions of said Certificate of Incorporation now in effect and operative, and desiring further to amend said Certificate of Incorporation, such restated Certificate of Incorporation having been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

                  1. Said Certificate of Incorporation is hereby restated, integrated and further amended to read in its entirety as follows:

                  FIRST: The name of the Corporation is "WILSON GREATBATCH TECHNOLOGIES, INC." (the "Corporation").

                  SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The registered agent for the Corporation at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the "DGCL").

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 200,000,000 shares, consisting of

                  (i) 100,000,000 shares of Preferred Stock, $.001 par value per share, and

                  (ii) 100,000,000 shares of Common Stock, $.001 par value per share.

                  Except as otherwise provided by law, the shares of capital stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the Board of Directors may from time to time determine.

                  Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of


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Directors; provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this paragraph FOURTH. Each series of Preferred Stock shall be distinctly designated. The Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issuance of a particular series of Preferred Stock, the voting powers, if any, of each such series, and the designations, preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Restated Certificate of Incorporation and the laws of the State of Delaware.

                  Subject to the provisions of applicable law or of the Corporation's By-Laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law, by this Restated Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock as aforesaid, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors of the Corporation and for all other purposes as prescribed by applicable law, with each holder of record of shares of Common Stock having voting power being entitled to one vote for each share of Common Stock registered in his or its name on the books, registers and/or accounts of the Corporation.

                  FIFTH: A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not taken or omitted to be taken in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment or successor provision thereto, or
(iv) for any transaction from which the director shall have derived an improper personal benefit. Neither the amendment nor the repeal of this paragraph FIFTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this paragraph FIFTH shall eliminate or reduce the effect of this paragraph FIFTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph FIFTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent and


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in the manner set forth in and permitted by the DGCL and any other applicable law, as from time to time in effect, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled apart from the foregoing provisions.

                  SIXTH: The Board of Directors is expressly authorized to amend, alter, change, adopt or repeal any or all of the By-Laws of the Corporation.

                                     * * * *

                  2. Upon the filing of this Restated Certification of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each share of the Common Stock, par value $.001 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall, automatically by operation of law and without any further action on the part of the Corporation or any holders of shares of capital stock of the Corporation, be converted into and become one-third (1/3) validly issued, fully paid and non-assessable share of the Common Stock, par value $.001 per share, of the Corporation authorized for issuance pursuant to this Restated Certificate of Incorporation.

                  3. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of sections 242 and 245 of the DGCL, and has been duly adopted by written consent of stockholders of the Corporation in accordance with the provisions of Section 228(a) of the DGCL.


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                  IN WITNESS WHEREOF, WGL HOLDINGS, INC. has caused its
corporate seal to be hereunto affixed and this certificate to be signed by Edward F. Voboril, its President and Chief Executive Officer, and attested to by Larry T. DeAngelo, its Vice President, Administration and Secretary, on this 19th day of May, 2000.

                              WGL HOLDINGS, INC.



                              By:         /s/ Edward F. Voboril
                                 -----------------------------------------
                                 Edward F. Voboril
                                 President and Chief Executive Officer

Attest:

                                                   [CORPORATE SEAL]


   /s/ Larry T. DeAngelo
----------------------------
Larry T. DeAngelo
Vice President, Administration and
         Secretary



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